EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-133882) pertaining to the Targacept, Inc. 2000 Equity Incentive Plan

•	Registration Statement (Form S-8 No. 333-133881) pertaining to the Targacept, Inc. 2006 Stock Incentive Plan

•	Registration Statement (Form S-3 No. 333-143259) of Targacept, Inc.

of our reports dated March 12, 2009, with respect to the financial statements of Targacept, Inc. and the effectiveness of internal control over financial reporting of Targacept, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/    Ernst & Young LLP

Greensboro, North Carolina

March 12, 2009